Exhibit 10.9
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.
SERIES J WARRANT TO PURCHASE
SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
OF
NOVARAY MEDICAL, INC.
Expires: December 27, 2008

No.: W-J-07-1 Date of Issuance: December 27, 2007	Number of Shares: 2,309,468
     FOR VALUE RECEIVED, the undersigned, NovaRay Medical, Inc., a Delaware corporation (together with its successors and assigns, the “Issuer”), hereby certifies that Vision Opportunity Master Fund, Ltd. or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to two million three hundred nine thousand four hundred sixty eight (2,309,468) shares of the duly authorized, validly issued, fully paid and non-assessable Series A Convertible Preferred Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 6 hereof.
     1. Term. The term of this Warrant shall commence on December 27, 2007 and shall expire at 6:00 p.m., eastern time, on December 27, 2008 (such period being the “Term”).
     2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.
          (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.
          (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Preferred Stock with respect to which this Warrant is then being exercised, payable by certified or official bank check or by wire transfer to an account designated by the Issuer.
          (c) Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Preferred Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”), and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Preferred Stock so purchased as of the date of such exercise. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records of the number of shares of Preferred Stock exercised as of each date of exercise.
          (d) Transferability of Warrant. Subject to Section 2(f) hereof, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Preferred Stock, each new Warrant to represent the right to purchase such number of shares of Preferred Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Preferred Stock issuable pursuant thereto.
          (e) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.
          (f) Compliance with Securities Laws.
          (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Preferred Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Preferred Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

          (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Preferred Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.
          (iii)  The Issuer agrees to reissue this Warrant or certificates representing any of the Preferred Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within three (3) Trading Days. In the case of any proposed transfer under this Section 2(f), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(f) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.
     (g) Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

     3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.
     (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Preferred Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant a number of shares of Preferred Stock equal to at least one hundred percent (100%) of the aggregate number of shares of Preferred Stock to provide for the exercise of this Warrant.
     (b) Reservation. If any shares of Preferred Stock are required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified.
     (c) Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Preferred Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of this Warrant (except to the extent such amendment applies to all holders of Series A Preferred Stock in the same manner as the Holders and such amendment has been validly approved by the Holders of Series A Preferred Stock in accordance with the voting requirements set forth in the Certificate of Incorporation), (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Preferred Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.
     (d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Preferred Stock.

     (e) Payment of Taxes. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of the Preferred Stock issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Preferred Stock in a name other than that of the Holder in respect to which such shares are issued.
     4. Fractional Shares. No fractional shares of Preferred Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.
     5. Registration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the conversion of the Preferred Stock issuable upon exercise of this Warrant pursuant to that certain Registration Rights Agreement, of even date herewith, by and among the Issuer and Persons listed on Schedule I thereto (the “Registration Rights Agreement”) and the registration rights with respect to such shares may only be assigned in accordance with the terms and provisions of the Registrations Rights Agreement.
     6. Definitions. For the purposes of this Warrant, the following terms have the following meanings:
     “Board” shall mean the Board of Directors of the Issuer.
     “Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.
     “Certificate of Incorporation” means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.
     “Common Stock” means the Common Stock, $0.0001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.
     “Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.
     “Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

     “Issuer” means NovaRay, Inc., a Delaware corporation, and its successors.
     “Majority Holders” means at any time the Holders of Warrants exercisable for a majority of the shares of Preferred Stock issuable under this Warrant at the time outstanding.
     “Original Issue Date” means the date this Warrant is issued to the Holder as set forth above..
     “OTC Bulletin Board” means the over-the-counter electronic bulletin board.
     “Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.
     “Preferred Stock” means shares of the Issuer’s Series A Convertible Preferred Stock, par value $0.0001 per share, issuable upon exercise of this Series J Warrant.
     “Purchase Agreement” means the Series A Convertible Preferred Stock and Warrant Purchase Agreement dated as of December 27, 2007, among the Issuer and the Purchasers.
     “Purchasers” means the purchasers of the Series A Convertible Preferred Stock and the Warrants issued by the Issuer pursuant to the Purchase Agreement.
     “Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.
     “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.
     “Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.
     “Term” has the meaning specified in Section 1 hereof.
     “Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.
     “Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.
     “Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions hereof or of any of such other Warrants.
     “Warrant Price” means $4.33.
     “Warrant Share Number” means at any time the aggregate number of shares of Preferred Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.
     7. Other Notices. In case at any time:
(A)	the Issuer shall make any distributions to the holders of Common Stock; or

(B)	the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(C)	there shall be any reclassification of the Capital Stock of the Issuer; or

(D)	there shall be any capital reorganization by the Issuer; or

(E)	there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(F)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;
then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.
     8. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 8 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.
     9. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.
     10. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Issuer:	NovaRay Medical, Inc. 1850 Embarcadero Road Palo Alto, CA 94303 Attention: Chief Executive Officer Tel. No.: (650) 331-7337 Fax No.: (650) 565-8601

with copies (which copies shall not constitute notice)
to:	Morrison & Foerster, LLP 755 Page Mill Road Palo Alto, California 94304-1018 Attn: Michael C. Phillips Facsimile: (650) 494-0792

If to any Holder:	At the address of such Holder set forth on Exhibit A to the Purchase Agreement or as specified in writing by such Holder with copies to:
     Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.
     11. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of replacing this Warrant pursuant to Section 3(d) hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent..
     12. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
     13. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Preferred Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Preferred Stock.
     14. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.
     15. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
     16. Enforcement Expenses. The Issuer agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Warrant, including, without limitation, reasonable attorneys’ fees and expenses.
     17. Binding Effect. The obligations of the Issuer and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Issuer has executed this Series J Warrant as of the day and year first above written.

NOVARAY MEDICAL, INC.
By:	/s/ Jack Price
	Name:	Jack Price
	Title:	Chief Executive Officer

EXERCISE FORM
SERIES J WARRANT
NOVARAY MEDICAL, INC.
The undersigned Vision Opportunity Master Fund, Ltd., pursuant to the provisions of the within Warrant, hereby elects to purchase            shares of Common Stock of NovaRay Medical, Inc. covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise:
The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.
The undersigned intends that payment of the Warrant Price shall be made as (check one):
Cash Exercise ☐       Cashless Exercise ☐
If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $                     by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.
If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is                     . The Issuer shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is                     .

X	=	Y	–	(A)(Y) B
Where:
The number of shares of Common Stock to be issued to the Holder           (“X”).
The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised                     (“Y”).
The Warrant Price           (“A”).
The Per Share Market Value of one share of Common Stock           (“B”).

ASSIGNMENT
FOR VALUE RECEIVED, Vision Opportunity Master Fund, Ltd. hereby sells, assigns and transfers unto            the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint           , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT
FOR VALUE RECEIVED, Vision Opportunity Master Fund, Ltd. hereby sells, assigns and transfers unto                           the right to purchase                      shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint                     , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:
This Warrant No. WJ-07-01 canceled (or transferred or exchanged) this       day of           ,      ,                 shares of Common Stock issued therefor in the name of                     , Warrant No. W-           issued for            shares of Common Stock in the name of           .